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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
21st Century Insurance Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

                                    21ST CENTURY INSURANCE GROUP

Woodland Hills, California 91367
Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of 21st Century Insurance Group on Wednesday, May 26, 2004 at 10:00 a.m., at the Walt Disney Concert Hall, Choral Hall, 111 South Grand Avenue, Los Angeles, California 90012.
Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I therefore urge you to sign, date and promptly return your proxy card in the enclosed self-addressed envelope or to use one of the other available methods (by telephone or the Internet) so your shares can be voted in accordance with your instructions. You may attend the annual meeting and vote in person, if you so decide.
Tickets for the meeting are not required, though we ask that attendees sign the attendance register prior to the commencement of the meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.
Sincerely,

ROBERT M. SANDLER Chairman of the Board

          YOUR VOTE IS IMPORTANT
          We encourage you to sign and return your proxy card or use the telephone or the Internet for voting your shares prior to the meeting.

          21ST CENTURY INSURANCE GROUP
          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          MAY 26, 2004

          The Annual Meeting of Shareholders of 21st Century Insurance Group ("21st Century" or "Company") will be held at the Walt Disney Concert Hall, Choral Hall, 111 South Grand Avenue, Los Angeles, California 90012 on May 26, 2004 at 10:00 a.m. for the following purposes:

                  1.    To elect eleven directors.

                  2.    To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

                  3.    To approve the proposed 21st Century Insurance Group Chief Executive Officer Short Term Incentive Plan.

                  4.    To approve the proposed 21st Century Insurance Group Stock Option Plan (the "2004 Stock Option Plan").

                  5.    To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 6, 2004 as the record date for the determination of those shareholders entitled to notice of, and to vote at the meeting.

          By Order of the Board of Directors,

          MICHAEL J. CASSANEGO
          Secretary

Woodland Hills, California DATED: April 23, 2004

          IMPORTANT

          Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed Proxy, by mail, telephone or the Internet at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly submitting the Proxy will save the Company the expense and extra work of additional solicitation. You can also vote your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

21ST CENTURY INSURANCE GROUP
 6301 OWENSMOUTH AVENUE
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2004

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are solicited by the Board of Directors of 21st Century Insurance Group for use at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 2004 at 10:00 a.m., at the Walt Disney Concert Hall, Choral Hall, 111 South Grand Avenue, Los Angeles, California 90012. These proxy materials will be sent on or about April 23, 2004 to all shareholders of the Company's common stock of record as of April 6, 2004. The Company's principal executive office is located at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

All proxies, properly executed and returned, will be voted at the annual meeting as directed by the shareholder. Any shareholder may revoke a proxy by giving written notice to the Company, by submitting a duly executed proxy bearing a later date, or by voting in person at the meeting. If no directions are indicated, the shares represented by the signed proxy will be voted FOR the election of the nominees, FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent auditors for 2004, FOR approval of the Chief Executive Officer Short Term Incentive Plan, and FOR approval of the 2004 Stock Option Plan. Your Board recommends a vote FOR each of these proposals. The cost of the solicitation of these proxies is to be borne by the Company.

Only shareholders of the Company's common stock at the close of business on April 6, 2004 will be entitled to notice of and to vote at the meeting. As of that date, 85,459,764 shares of common stock, each having a par value $0.001, of 21st Century Insurance Group (the "Common Stock") were outstanding. A quorum represented by a majority of the outstanding shares of common stock, present in person or by proxy, is necessary to conduct the meeting. Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting. With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the ratification of the selection of PricewaterhouseCoopers, LLP as independent auditors, the adoption of the Chief Executive Officer Short Term Incentive Plan, and the adoption of the 2004 Stock Option Plan, a broker non-vote will have no impact on the vote while an abstention will effectively be treated as a vote against the proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL SHAREHOLDERS

The following table lists the beneficial ownership of each person or group who owned as of March 31, 2004, to the Company's knowledge, more than five percent of any class of its outstanding voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	American International Group, Inc. ("AIG") Through its subsidiaries: American Home Assurance Company, Commerce & Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and New Hampshire Insurance Company 70 Pine Street New York, NY 10270	53,445,620	62.6%
Common	American Union Insurance Company 120 N. Center Street, 3rd Floor Bloomington, IL 61701	6,100,000	7.1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In its ordinary course of business, the Company and its subsidiaries have completed various transactions with AIG to meet its insurance, investment and reinsurance needs.

MANAGEMENT OWNERSHIP

The following table summarizes the ownership of equity securities of 21st Century Insurance Group and an affiliated company, AIG, by the directors, the Company's Chief Executive Officer and the four other highest paid executive officers, and the directors and officers as a group.

		Equity Securities of 21st Century Insurance Group and AIG as of March 31, 2004
		21st Century			AIG
Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)(3) As of March 31, 2004		Percent Of Class	Amount and Nature of Beneficial Ownership(4) As of March 31, 2004	Percent of Class

Common	Robert M. Sandler	28,000		*	449,402	*
Common	John B. De Nault, III	1,258,500		1.4%	0	*
Common	R. Scott Foster	68,606		*	0	*
Common	Roxani M. Gillespie	22,500		*	0	*
Common	Jeffrey L. Hayman	4,000		*	4,192	*
Common	Fred J. Martin, Jr.	4,000		*	0	*
Common	James P. Miscoll	24,648		*	8,900	*
Common	Keith W. Renken	9,000		*	0	*
Common	Gregory M. Shepard	6,128,100	(5)	7.1%	0	*
Common	Howard I. Smith	28,000		*	460,547	*
Common	Bruce W. Marlow	1,004,384		*	0	*
Common	G. Edward Combs	234,719		*	0	*
Common	Michael J. Cassanego	237,044		*	206	*
Common	Dean E. Stark	258,174		*	115	*
Common	Richard A. Andre	216,389		*	0	*
Common	All Directors and Officers as a Group (21 individuals)	9,876,156		11.5%	*	*

*
Less than 1%

(1)
All addresses are c/o 21st Century Insurance Group, 6301 Owensmouth Avenue, Woodland Hills, California 91367.

(2)
Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(3)
Amount of equity securities shown includes shares of 21st Century Common Stock subject to options which may be exercised within 60 days as follows: Sandler — 28,000 shares, De Nault — 28,000 shares, Foster — 28,000 shares, Gillespie — 20,000 shares, Hayman — 4,000 shares, Martin — 4,000 shares, Miscoll — 20,000 shares, Renken — 4,000 shares, Shepard — 28,000 shares, Smith — 28,000 shares, Marlow — 968,887 shares, Combs — 219,719 shares, Cassanego — 221,309 shares, Stark — 247,650 shares, Andre — 207,939 shares, and all directors and executive officers of TW as a group — 2,381,624 shares

(4)
Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Sandler — 142,421, Hayman — 3,831, Smith — 259,217.

(5)
Mr. Shepard is Chairman of the Board and President of American Union Insurance Company, which owns 6,100,000 shares.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Board of Directors recommends the election of the eleven nominees named in this Proxy Statement to hold office until the next annual meeting or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the nominees listed below to serve as directors unless the shareholder indicates to the contrary on the proxy. New nominees, Carlene M. Ellis and Phillip L. Isenberg, were recommended by current Directors, James P. Miscoll and Roxani M. Gillespie, respectively. Current Director, Fred. J. Martin, Jr., has decided not to seek re-election; Gregory M. Shepard was not re-nominated by the Nominating and Corporate Governance Committee. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion.

Pursuant to the rules of the New York Stock Exchange ("NYSE"), the Company is deemed a "controlled company" because over 50% of the outstanding Common Stock is owned by subsidiaries of AIG. Therefore, the Board of Directors has determined that a majority of the nominees are not independent directors pursuant to the rules of the NYSE and the Securities & Exchange Commission ("SEC") due to either their affiliation with AIG or their status as an employee of the Company. The Board of Directors has reviewed these rules and its Director Independence Standards and considered the qualifications of all nominees, including business relationships with AIG. After due consideration, the present Board has determined that John B. De Nault, III, Carlene M. Ellis, Phillip L. Isenberg, R. Scott Foster, M.D., and Keith W. Renken are independent directors pursuant thereto. The Board thereafter determined that each of these individuals, except Mr. Isenberg, is eligible to serve on its Audit Committee. Shareholders are urged to read the Director Independence Standards, attached as Appendix A, in their entirety.

NOMINEES FOR BOARD OF DIRECTORS

Director since 1994 Age 62 Chairman of the Board of the Company. Executive Vice President — Domestic Personal Lines, Senior Casualty Actuary and Senior Claims Officer of AIG located in New York, NY.
Robert M. Sandler

Director since 1988                                                                                                               Age 56

Chairman of the Board of Omnithruster, Inc. in Orange, CA and private investor with offices in Orange County, CA. He currently serves as Vice Chairman of the Board of Liberty Bank. He is the son of John B. De Nault, former Chairman and Director of the Company.
John B. De Nault, III

New Nominee                                                                                                               Age 56

Retired as Vice President of Education at Intel Corporation in 2003. Ms. Ellis currently serves as a director for Merix Corporation and as a member of the University of California — Davis advisory boards for the Graduate School of Management and the School of Engineering.
Carlene M. Ellis
Director since 1986 Age 63 Ophthalmologist in Stockton, CA and Clinical Professor at Stanford University. He is the son of the late Louis W. Foster, Founder of the Company.
R. Scott Foster, M.D.
Director since 1998 Age 63 Partner in the law firm of Barger & Wolen located in San Francisco, CA. She served as the California Insurance Commissioner from 1986 to 1991.
Roxani M. Gillespie

Director since 2002                                                                                                               Age 44

Mr. Hayman joined AIG in 1998 and is currently Regional President and COO, General Insurance, AIG Companies Far East (Japan and Korea); Chairman of AIU Insurance Company — Japan Branch. He also serves on the Board of Directors of Fuji Fire & Marine Insurance Company. Mr. Hayman is a Chartered Financial Consultant and Chartered Life Underwriter.
Jeffrey L. Hayman
New Nominee Age 65 Of Counsel to the law firm of Miller, Owen and Trost in Sacramento, CA since 1997. Mr. Isenberg previously served as a member of the California State Assembly from 1982 to 1996.
Phillip L. Isenberg

Director since 2000                                                                                                               Age 55

Vice Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Marlow previously held a series of management positions with auto insurer Progressive Corporation from 1978 to 1996, including Chief Operating Officer from 1988 to 1996. After trying retirement for three years, he served as a Senior Vice President of Allstate Corporation before joining 21st Century in February of 2000.
Bruce W. Marlow

Director since 1998                                                                                                               Age 69

Retired as Vice Chairman of Bank of America in 1992. Mr. Miscoll currently serves as consultant for AIG, and as Director of East West Bank, Encore Productions, MK Gold Company and Westinghouse Air Brake Company.
James P. Miscoll

Director since 2002                                                                                                               Age 69

Retired as Senior Partner and Chairman, Executive Committee of Southern California, of the public accounting firm Deloitte & Touche in 1992, Mr. Renken currently serves as an Adjunct Professor at the University of Southern California and as a director of East West Bank.
Keith W. Renken

Director since 1994                                                                                                               Age 59

Vice Chairman, Chief Administrative Officer and Chief Financial Officer of AIG located in New York, NY. Mr. Smith currently serves as a director of Transatlantic Holdings, Inc., a majority-owned subsidiary of AIG; and International Lease Finance Corporation, a wholly-owned subsidiary of AIG.
Howard I. Smith

EXECUTIVE OFFICERS

The following is information concerning the executive officers of the Company.

Officers of the Company	Age	Served As Officer Since	Business Background

Bruce W. Marlow	55	2000	Vice Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Marlow previously held a series of management positions with auto insurer Progressive Corporation from 1978 to 1996, including Chief Operating Officer from 1988 to 1996. After trying retirement for three years, he served as a Senior Vice President of Allstate Corporation before joining 21st Century in February of 2000.
Richard A. Andre	54	1988	Senior Vice President, Human Resources. Before joining the Company in 1988, Mr. Andre was with Fidelity National Title Insurance Company. Prior to that time, he was with Safeco Corporation where he held a variety of positions including Vice President of Personnel for Safeco Title Insurance Company.
Michael J. Cassanego	53	1999	Senior Vice President, General Counsel and Secretary. Mr. Cassanego joined the Company in March 1999. He was previously employed by Industrial Indemnity Company, serving in several positions including Senior Vice President, Secretary and General Counsel, and its successor, Fremont Compensation Insurance Group
G. Edward Combs	51	2000	Senior Vice President, New Business. Mr. Combs joined the Company in 2000. Previously, he was employed by Progressive Corporation for 22 years, serving in various management positions.
Michael A. Goggio	38	2001	Vice President, Corporate Compliance Officer. Mr. Goggio joined the Company in June 2001 serving in several capacities. He was previously employed as Vice President and Corporate Auditor by GuideOne Insurance Group from 1998 to 2001.
John L. Ingersoll	38	2001	Vice President, Current Customer and New Customer Marketing. Prior to joining the Company in February 2001, Mr. Ingersoll served as President of Netcubator, LLC from September 2000 to February 2001; Senior Vice President of InsWeb Corporation from 1999 to 2000; and Senior Vice President, Business Development of Countrywide Financial from 1996 to 1999.

Allen Lew	40	2003	Vice President and Chief Actuary. Mr. Lew joined the Company in April 2003. He was previously employed by Allstate Insurance Company as Director of Pricing from 2001 to 2003; New England Fidelity Insurance Company as Senior Vice President, Chief Financial Officer and Treasurer from 1999 to 2001; and Trust Insurance Company in various positions, including Senior Vice President and Chief Financial Officer, from 1994 to 1999.
John M. Lorentz	51	1996	Vice President and Controller. Mr. Lorentz joined the Company in 1996. He was previously employed by Transamerica Financial Services in various capacities, including Vice President and Controller.
Caren L. Silvestri	50	2000	Vice President and Product Manager. Ms. Silvestri joined the Company in 1982, serving in various positions in Marketing, Operations and Underwriting. She has over 20 years experience in the insurance industry.
Carmelo "Mel" Spinella	41	2003	Senior Vice President, Chief Financial Officer and Treasurer. Mr. Spinella joined the Company in June 2003. He was previously a partner with Deloitte & Touche where he served for eighteen years in various regional, national and international capacities.
Dean E. Stark	50	1993	Senior Vice President, Claims. Mr. Stark joined the Company in 1979, serving in numerous claim positions including Vice President. He has over 25 years of experience in the insurance industry.

Each executive officer serves at the pleasure of the Board of Directors. Every person chosen by the Board of Directors to be an executive officer is listed above.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It holds special meetings when an important matter requires Board action and meets in non-management sessions, presided over by a director selected by the non-management directors. The Board of Directors met seven times during 2003. Each Board member participated in at least 75% of the meetings of the Board and Committees of the Board on which he or she served. Board members, unless excused by the Chairman of the Board of Directors, are expected to attend the Annual Meeting of Shareholders. In year 2003, eight directors attended the meeting.

Members of the Board must qualify as directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder and the applicable rules of the NYSE. Since the Company is a "controlled company", as defined by the current rules of the NYSE, the Board is not, and need not be, comprised by of a majority of independent directors, as defined by the rules of the SEC and the NYSE.

Also, neither the Nominating and Corporate Governance Committee nor the Compensation Committee is required to have members comprised solely of independent directors. Nevertheless, each committee presently has at least one independent director serving thereon.

The Board of Directors has standing audit, compensation, and nominating and corporate governance committees, identified below. The committees' charters and the Corporate Governance Guidelines are available on the Company's web site (www.21st.com).

Nominating and Corporate Governance Committee.    The committee was established in June 2003 and did not meet last year. The committee's purposes include but are not limited to:

  (1)
  Identify and recommend qualified individuals to be members of the Board of Directors and its committees. Nominees to the Board of Directors may be proposed by current Board members, Company management, its shareholders and others. Evaluations are based upon several criteria including a person's:

  •
  Personal and professional ethics, value and integrity;

  •
  Ability to work together as part of a team;

  •
  Commitment to representing the long-term interests of the Company;

  •
  Skill, diversity, background and experience with businesses and other organizations that the Board of Directors deems relevant;

  •
  Interplay of the person's experience with the experience of other Board members, including the extent to which the person's experiences would be a desirable addition to the Board and any of its committees; and

  •
  Ability and willingness to commit adequate time to the Company over an extended period of time.

  (2)
  Advise the Board of Directors on corporate governance matters, including the development and recommendation of Company's corporate governance guidelines.

  (3)
  Oversee the evaluation of the Board's performance.

Current committee members are James P. Miscoll, John B. De Nault, III, Roxani M. Gillespie, Keith W. Renken and Robert M. Sandler. The Board of Directors has determined that Messrs. De Nault and Renken are independent within the meaning of the NYSE's listing standards.

Compensation Committee.    The Compensation Committee met four times last year. The Compensation Committee reviews and approves compensation policies and makes recommendations regarding executive compensation to the Board of Directors. The committee also reviews and approves equity-based compensation policies and makes recommendations regarding equity-based compensation to the Board of Directors. The annual Compensation Committee Report begins on page 16 below. No member of the committee is a former or current officer or employee of the Company or any of its subsidiaries. Current members of the committee are Robert M. Sandler, John B. De Nault, III, R. Scott Foster, Jeffrey L. Hayman, James P. Miscoll and Gregory M. Shepard.

Audit Committee.    The Audit Committee met ten times during 2003. This committee is governed by a written charter, attached as Appendix A to the Company's 2003 Proxy Statement and available on the Company's web site, and is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal audit staff and our independent auditors. Its duties include:

  (1)
  select independent auditors;

  (2)
  review of the scope and results of the audits conducted by them;

  (3)
  approve audit and non-audit services provided to the Company by the independent auditor;

  (4)
  review the organization and scope of our internal system of audit, financial and disclosure controls;

  (5)
  appraise the Company's financial reporting activities, including annual and quarterly reports, and the accounting standards and principles followed; and

  (6)
  conduct other reviews relating to compliance by employees with Company policies and applicable laws.

Current members of the Committee, who the Board believes meet the financial and independency standards of the NYSE, are John B. De Nault, III, Fred J. Martin, Jr. R. Scott Foster and Keith W. Renken. Mr. Renken, as a former senior partner of the accounting firm of Deloitte & Touche and a current adjunct professor at the University of Southern California, was determined by the Board, at its April 2003 meeting, to be an audit committee financial expert, as defined in the SEC and NYSE rules.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is comprised of the four directors listed below. Each committee member is an independent director as defined by the rules of the NYSE. In addition, the Board of Directors has determined that Mr. Renken also qualifies as an audit committee financial expert as defined in Item 401(h)(2) of regulation S-K. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and has considered the compatibility of non-audit services with the auditors' independence. The independent auditors also represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". The consulting services provided by the independent auditors in 2003 were limited to certain technical tax matters and consolidated financial reporting developments, which the Committee believes do not impair the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's consolidated financial reporting.

In reliance on the reviews and discussions referred to above, this Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

The Audit Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

Submitted by the Audit Committee

John B. De Nault, III
R. Scott Foster
Fred J. Martin, Jr.
Keith W. Renken

COMPENSATION OF DIRECTORS

For 2003, each outside director of the Company received annual remuneration of $25,000. All directors received $1,500 for each meeting of the Board of Directors attended. In addition, each member of the Audit Committee receives an additional annual retainer of $5,000. Also, each committee member received $1,500 for each meeting of a committee attended, if otherwise entitled. No director is entitled to more than $1,500 for any calendar day, regardless of the number of meetings attended on that day. Under the Company's 1995 Stock Option Plan, nonemployee directors each receive an option to purchase 4,000 shares of the Company's Common Stock on the day of each Annual Meeting of Shareholders or the date on which the individual initially becomes a director. The options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

Ms. Gillespie is a partner in the law firm of Barger & Wolen who rendered services to the Company currently not exceeding 5% of its gross revenues.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation and the compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and the four highest-paid executive officers (the "Named Executives"), based on base salary and bonus earned during 2003.

		Annual Compensation			Long Term Compensation(2)
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)

Bruce W. Marlow CEO, President, Vice Chairman and Director	2003 2002 2001	797,308 700,000 704,327	1,028,000 200,000 150,000		— — —	425,531 348,837 610,571	303,390 10,320 9,720
G. Edward Combs Senior Vice President, Marketing	2003 2002 2001	329,499 311,400 311,181	318,038 80,000 35,000		— — —	87,765 77,591 77,462	20,472 16,853 20,083
Michael J. Cassanego Senior Vice President, General Counsel & Secretary	2003 2002 2001	328,815 284,005 274,423	350,000 90,000 41,250		— — —	117,021 71,262 68,408	20,875 16,504 17,479
Dean E. Stark Senior Vice President, Claims	2003 2002 2001	299,203 268,513 249,230	300,000 80,000 37,500		— — —	106,882 67,375 64,676	18,977 14,947 15,512
Richard A. Andre Senior Vice President, Human Resources	2003 2002 2001	264,305 242,131 223,212	255,394 60,000 33,541		— — —	70,478 59,601 57,214	16,366 13,873 13,398

(1)
For each Named Executive, his Other Annual Compensation was less than $50,000 and 10% of his combined total salary and bonus.

(2)
During 2003, there were no awards of Stock Appreciation Rights ("SARs"), nor were there any Long-Term Incentive Plan ("LTIP") payouts.

(3)
Restricted Stock awards are for a five-year period, vesting at 20% per year. During the restriction period, participants are entitled to receive dividends on and may vote for the shares. The following table sets forth the restricted stock award information and the vesting schedule for the named executives.

Restricted Shares

	Date Awarded	Shares Awarded	Award Value	Shares Vested	Balance as of 12/31/03	Present Value As of 12/31/03 $13.75 per share

Bruce W. Marlow	2/09/00	32,990	$600,000	19,794	13,196	$181,445
G. Edward Combs	5/01/00	15,000	$300,000	9,000	6,000	$82,500
Michael J. Cassanego	5/25/99	12,735	$230,000	10,188	2,547	$35,021
Dean E. Stark	5/25/99	9,465	$171,000	7,572	1,893	$26,028
Richard A. Andre	5/25/99	10,745	$194,119	8,596	2,149	$29,548

(4)
Represents the number of shares of the Company's Common Stock for which options were granted under the Company's 1995 Stock Option Plan.

(5)
Includes the following other compensation for each Named Executive for 2003.

(a)
Imputed income of group term life in excess of $50,000.

(b)
Deferred employer's contribution to the Company's qualified 401(k) Plan and supplemental 401(k) Plan.

(c)
Moving expenses.

Other Compensation

	(a) ($)	(b) ($)	(c) ($)	2003 Total ($)

Bruce W. Marlow	2,070	9,000	292,320	303,390
G. Edward Combs	2,045	18,427	—	20,472
Michael J. Cassanego	2,028	18,847	—	20,875
Dean E. Stark	1,913	17,064	—	18,977
Richard A. Andre	1,772	14,594	—	16,366

Total	9,828	77,932	292,320	380,080

OPTION GRANTS AND EXERCISES IN 2003

The following table sets forth as to each of the Named Executives information with respect to options granted for the year ended December 31, 2003 and the present value of the options on the date of grant.

Stock Options

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees In 2003	Exercise Price ($/Sh)(1)	Expiration Date	Grant Date Present Value $(2)

Bruce W. Marlow	425,531	23.6%	11.68	02/26/13	1,987,230
G. Edward Combs	87,765	4.9%	11.68	02/26/13	409,863
Michael J. Cassanego	117,021	6.5%	11.68	02/26/13	546,488
Dean E. Stark	106,882	5.9%	11.68	02/26/13	499,139
Richard A. Andre	70,478	3.9%	11.68	02/26/13	329,132

(1)
Options were granted to the Named Executives on February 26, 2003 The respective exercise price is equal to the closing price of $11.68 of the Company's Common Stock on the business day immediately preceding the date of grant, as reported in the Wall Street Journal, Western Edition. These options vest in three equal annual installments beginning February 26, 2004.

(2)
Present value was calculated using the Black-Scholes option pricing model valued at $4.67. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables, including expected stock price volatility of .38, an annual interest rate of 0.67%, a dividend yield of 3.75% for the options granted on February 26, 2003, and an expected term of six (6) years.

DECEMBER 31, 2003 OPTION VALUES

The following table provides information as to the value of options held by each of the Named Executives at December 31, 2003.

AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
		Value Realized ($)
	Shares Acquired on Exercise (#)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce W. Marlow	—	—	710,764	774,175	—	880,849.17
G. Edward Combs	—	—	164,600	165,312	—	181,673.55
Michael J. Cassanego	—	—	158,548	187,331	—	242,233.47
Dean E. Stark	—	—	189,565	173,356	—	221,245.74
Richard A. Andre	—	—	164,579	129,283	—	145,889.46

(1)
In accordance with SEC reporting requirements, values of both exercisable and unexercisable options are based on the difference between the exercise price of each option and $13.75, the closing price of the Company's Common Stock on December 31, 2003 as reported in The Wall Street Journal, Western Edition.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

The Compensation Committee, consisting of nonemployee directors Robert M. Sandler, John B. De Nault, III, Jeffrey L. Hayman, R. Scott Foster, James P. Miscoll and Gregory M. Shepard, has furnished the following report on executive compensation:

GENERAL COMPENSATION POLICY

The Board of Directors' fundamental policy has been to offer the Company's executive officers competitive compensation opportunities based in large part upon their contributions to the success of the Company, and upon their personal performance. The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution is rewarded by higher levels of compensation. The Board of Directors criteria for short-term compensation and long-term incentives for Company officers is detailed below.

The compensation package is comprised of these three elements:

  (1)
  base salary, perquisites and other personal benefits designed principally to be competitive with relevant compensation levels in the industry;

  (2)
  short-term cash compensation based upon performance levels achieved in relation to pre-established target levels; and

  (3)
  long-term incentive plan providing only stock option grants to its officers also based upon their performance levels.

Some of the more important factors, which the Board considered in establishing the components of each executive officer's compensation package for the 2003 fiscal year, are summarized below.

Base Salary.

Base salary for each officer is set subjectively, after reviewing personal performance, internal comparability considerations and salary levels in effect for comparable positions in the market place. The Company uses salary survey information to assign a salary grade range to each position, including executive officers. Salary range midpoints are targeted at the 50th percentile of like business enterprises in the same geographic area, if possible.

Salary recommendations for the year were based in part upon advice provided by outside consultants and salary survey information published by the National Association of Independent Insurers, SNL Executive Compensation Review for Insurance Companies, and Sibson & Company. The Committee believes that information provided by these groups presents a broadly based cross-section of insurance company compensation practices. Individual salary adjustments for executive officers were based upon analysis of base salary levels, effectiveness of performance, changes in job responsibilities and a subjective assessment of their personal contributions to the effectiveness of the organization as a whole. All of the factors enumerated were applied in a subjective, non-quantitative manner to establish an executive officer's base salary. The peer group examined when establishing these compensation levels is different from the industry group utilized in the Shareholder Return Performance Graph shown on page 19 below.

Short-term Incentive Compensation ("STI").

Variable payments for the officers are based upon the enhancement of value to the shareholders and policyholders as measured by pre-established targets relative to the Company's revenue growth rate, GAAP combined ratio and GAAP net income.

Long-term Incentive Compensation.

Restricted Shares Plan.    The Board of Directors, based upon the recommendation of the Compensation Committee, granted one Restricted Shares Award to a certain executive officer in year 2003, consistent with a policy designed to align the interests of executive officers with those of the shareholders. Such grants provide officers with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

In general, the shares granted are restricted for a period of up to five years, vesting uniformly over the prescribed period of time. If the participant's employment is terminated within that restricted period, all shares not then vested are forfeited. During the restricted period, a participant has the right to receive dividends and to vote the shares.

Stock Option Plan.    In 1995, the Compensation Committee concluded that a stock option plan would improve the linkage between shareholder value and executive compensation. Upon this Committee's recommendation, the Board of Directors adopted the 1995 Stock Option Plan. Shareholders approved the plan and amendments thereto at the 1995, 1997 and 2000 Annual Meetings. Executives and managers are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. The Plan is currently administered by the Compensation Committee, which has authority to select optionees and to determine the number of shares granted to them.

Retention Agreements.    In order to retain certain members of management, the Company entered into retention agreements with five senior officers. The Board of Directors has approved these agreements to minimize the distractions or concerns executives may have regarding substantial or adverse changes at the Company. Effective April 1, 2003, retention agreements were entered into with Richard A. Andre, Michael J. Cassanego, G. Edward Combs and Dean E. Stark. Carmelo Spinella received a similar agreement, effective June 23, 2003.

CEO Compensation.    Bruce W. Marlow's annual salary of $800,000 was established by the Board of Directors upon recommendation of the Compensation Committee and took into account the fact that he would hold the offices of Chief Executive Officer and President. For year 2003, Mr. Marlow was awarded 425,531 stock options under the 1995 Stock Option Plan and STI of $1,028,000 for services rendered in 2003, based upon an evaluation by the Compensation Committee of his year 2003 performance. Mr. Marlow also had the restriction lifted on 6,598 shares of Company Stock as part of his year 2000 grant under the Restricted Shares Plan. In addition to subjective factors, the factors considered for both salary and STI consideration included the Company's overall underwriting performance, as measured by its GAAP combined ratio, its revenue growth rate, and its GAAP net income.

The Compensation Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

The Company has reviewed Section 162(m) of the Internal Revenue Code which generally limits the deduction of compensation paid to a company's chief executive officer and each of the other four highest compensated executive officers to $1,000,000 for each individual, with certain exceptions. The Company's deductions for compensation paid during 2003 is limited by Section 162(m). None of the compensation deduction attributable to stock options granted by the Company is limited by this section, but compensation deductions attributable to restricted stock grants, generally equaling the fair market value of the underlying stock on the date of vesting, do not qualify as an exception. While the Compensation Committee considers Section 162(m) in evaluating compensation of executive officers, it is only one of several factors considered in arriving at a compensation package.

Submitted by the Compensation Committee.

Robert M. Sandler
John B. De Nault III
Jeffrey L. Hayman
R. Scott Foster
James P. Miscoll
Gregory M. Shepard

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

As indicated above, the Company's Compensation Committee consists of Robert M. Sandler, John B. De Nault III, Jeffrey L. Hayman, R. Scott Foster, James P. Miscoll and Gregory M. Shepard. No Committee member is or was an officer or employee of the Company or any of its subsidiaries.

Bruce W. Marlow, Director and Chief Executive Officer also participated in deliberations concerning executive officers' compensation during 2003, other than his own. Mr. Marlow has been Chief Executive Officer and a director since February 9, 2000.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index for the period of five years commencing December 31, 1998 and ending December 31, 2003. The graph and table assume the $100 was invested on December 31, 1998 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index, and that all dividends were reinvested. This data was furnished by Research Data Group, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG 21ST CENTURY INSURANCE GROUP, THE S&P 500 INDEX
AND THE S&P INSURANCE (PROPERTY-CASUALTY) INDEX

* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

	1998	1999	2000	2001	2002	2003

21st Century (TW)	100.00	86.20	65.38	90.84	59.56	65.81
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
S&P P&C	100.00	74.51	116.11	106.80	95.03	120.13

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number Of Securities To Be Issued Outstanding Upon Exercise Of Options, Warrants And Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A))

Equity compensation plans approved by security holders	6,744,000	$17.05	2,780,000
Equity compensation plans not approved by security holders	None	N/A	N/A

Total	6,744,000	$17.05	2,780,000

RETIREMENT PLANS

Pension Plan

The Company's Pension Plan is a noncontributory defined benefit plan for all regular employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of service. The plan, subject to certain maximum and minimum provisions, bases pension benefits on an employee's career average compensation and length of service. The annual pension benefit payable upon normal retirement is equal to the sum of the accruals for each year a participant was in the plan.

At retirement, the participant has various life and contingent annuity payment elections. For purposes of this plan, compensation includes base annual salary plus overtime and bonuses. These pension benefits serve as an offset in calculating benefits for participants under the Supplemental Executive Retirement Plan.

Supplemental Executive Retirement Plan

Employees nominated by the Chief Executive Officer and approved by the Board of Directors are eligible to participate in the Supplemental Executive Retirement Plan. The plan is a nonqualified defined benefit plan under which normal retirement is age 65 with at least 5 years of service, and early retirement can be elected by any participant who has reached age 55 with at least 10 years of service. The annual retirement benefit payable for 15 years is equal to 60% of the average of the three highest consecutive years of compensation during the ten year period preceding retirement, reduced by the participant's benefit under the Pension Plan and 50% of the participant's social security benefit.

Pension Supplemental Plan and 401(k) Supplemental Plan

Effective January 1, 1996, the Company adopted the Pension Supplemental Plan and the 401(k) Supplemental Plan. Each is a non-qualified deferred compensation plan designed for certain executives and key employees of the Company whose benefits under the Company's qualified Pension and 401(k) Plans have been limited by certain provisions of the Internal Revenue Code (the "Code").

The Pension Supplemental Plan provides a benefit equal to the difference between the pension that would be payable under the Pension Plan, absent the Code's limitations upon compensation considered in calculating pension benefits, and the actual benefits payable subject to those limitations. If a participant in this plan is also entitled to receive benefits under the Supplemental Executive Retirement Plan, the Pension Supplemental Plan benefits will be reduced accordingly.

The 401(k) Supplemental Plan permits certain executives and key employees to defer an amount of current compensation which, in addition to amounts actually contributed to the 401(k) Plan, allows the participant to defer the full amount of contributions that could have been deferred under the 401(k) Plan without regard to limitations which the Code places on contributions and eligible compensation. To the extent that such limitations preclude a participant's account from receiving matching contributions under the 401(k) Plan, the participant will receive a like amount of matching contributions under the 401(k) Supplemental Plan.

The table below sets forth the benefit payable for 15 years after retirement from the Pension Plan, Supplemental Executive Retirement Plan, the Pension Supplemental Plan, and one half of the Social Security benefit (assuming the recipient is entitled to the age 65 Social Security benefit).

	Number of Years of Service
Final Average Compensation
	5	10	15 or more

$150,000	$45,000	$67,500	$90,000
200,000	60,000	90,000	120,000
250,000	75,000	112,500	150,000
300,000	90,000	135,000	180,000
350,000	105,000	157,500	210,000
400,000	120,000	180,000	240,000
450,000	135,000	202,500	270,000
500,000	150,000	225,000	300,000
550,000	165,000	247,500	330,000
600,000	180,000	270,000	360,000
650,000	195,000	292,500	390,000

As set forth above, compensation used in calculating the Pension, Supplemental Executive Retirement Plan and Pension Supplemental retirement benefit includes annual base salary, overtime and bonuses and will approximate and fall within 10% of the total of 2000 through 2002 salary and bonus amounts shown in the Summary Compensation Table for the listed individuals.

The credited years for the Named Executives in the Summary Compensation Table are Bruce W. Marlow — 3 years; G. Edward Combs — 3 years; Michael J. Cassanego — 4 years; Dean E. Stark — 24 years; and Richard A. Andre — 15 years.

RESTRICTED SHARES PLAN

The shareholders at their meeting held on May 23, 1982 approved the 21st Century Insurance Group Restricted Shares Plan. Pursuant to the Plan, the Board of Directors established a committee of its members entitled the Equity Based Compensation Committee (the "Committee") to designate the participants in the Plan, the amount of benefits thereunder, and to otherwise administer the Plan. Members of the Committee are not eligible for benefits under the Plan. Designation of an employee for benefits under the Restricted Shares Plan does not necessarily entitle the employee to benefits under any other Company benefit plan.

In general, the shares granted are restricted for a period of up to five years, vesting uniformly over the prescribed period of time. If the employment of the participant is terminated within that restricted period, all shares not then vested are forfeited. Any shares forfeited may be regranted to an existing participant or any other employee eligible to be designated as a participant. During the restricted period, a participant has the right to receive dividends and the right to vote the shares.

The Plan does not create any right of any employee or class of employees to receive a grant, nor does it create in any employee or class of employees any right with respect to continuation of employment by the Company.

STOCK OPTION PLAN

In 1995, the Company's shareholders approved the Company's 1995 Stock Option Plan in order to enable the Company to attract, retain and motivate key employees and nonemployee directors and to further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interest in the Company. The Stock Option Plan is administered by a committee comprised of disinterested members of the Board of Directors. The committee has the authority to select persons to be granted options and to determine exercise prices, vesting schedules and other provisions not inconsistent with the provisions of the Stock Option Plan.

Each option gives a grantee the right to purchase shares of the Company's Common Stock at a specified price in the future. Shares vest at fixed numbers of shares per year over varying future periods. The Stock Option Plan provides that on the day of an annual meeting of shareholders of the Company each nonemployee director will be granted an option to purchase 4,000 shares of the Company's Common Stock. Nonemployee director options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

EXECUTIVE SEVERANCE PLAN

The Company has enacted an Executive Severance Plan covering each of its executive officers. If an officer is terminated for reasons other than death, long-term disability, or good cause within a three-year period following a change of control of the Company, or if the officer resigns after significant adverse changes in his authority, duties, compensation, benefits or geographical location during the three-year period following a change in control, then the officer is entitled to a lump sum severance payment of one to three times his or her current annual salary and most recent cash bonus. Junior officers are eligible to receive one year of severance payments; senior officers, two years; and the Chief Executive Officer, three years; with all severance payments limited to the amount deductible to the Company under the provisions of Internal Revenue Code Section 280G.

RETENTION AGREEMENTS

The agreements, with certain exceptions and limitations, require the Company to do the following in the event that an officer party to a Retention Agreement is terminated without Cause or resigns with Good Reason (as defined in the Retention Agreement) or in the event that a successor to the Company or an affiliate of the Company to which the officer is transferred fails to assume the Retention Agreement:

  •
  pay to such officer a cash lump sum equal to 2.5 times his or her annual base salary;

  •
  vest all of such officer's stock options, waive the 90 day post-termination provisions in such officer's stock option agreements, and allow such options to be exercisable for their full remaining term, subject to a 5 year maximum; and

  •
  provide to the officer and his or her spouse and dependents for 30 months all life, disability, accident and health benefits at substantially similar benefit levels.

If the officer is entitled to and actually receives severance benefits payable under the Executive Severance Plan, he or she is not entitled to benefits under the Retention Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons, who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the 2003 fiscal year, all Section 16(a) filing requirements were complied with except as described below:

Director Miscoll failed to file a timely report after purchase of a total of 48 shares of Company stock in 2002 and 2003 pursuant to a dividend reinvestment plan with his broker. Director Renken failed to file a timely report after purchase of 2,500 shares of Company stock. Such untimely filings were inadvertent and the required reports have since been filed.

INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee has approved a resolution retaining PricewaterhouseCoopers LLP as the Company's independent auditors for 2004. It is intended that unless otherwise directed by the shareholders, proxies will be voted for the ratification of this appointment.

The following table describes fees for professional audit services rendered by PricewaterhouseCoopers LLP, the Company's principal accountant, for the audit of our annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for fiscal 2002 have been reclassified to conform to the fiscal 2003 presentation.

AMOUNTS IN THOUSANDS	2003	2002

Audit Fees(1)	$513,500	$409,175
Audit Related Fees(2)	28,000	63,000
Tax Fees(3)	215,519	470,948
All Other Fees(4)	1,400	0

Total	$758,419	$943,123

(1)
Audit Fees paid to PricewaterhouseCoopers LLP include fees associated with the annual audits of the Company's consolidated financial statements, reviews of the Company's quarterly reports on Form 10-Q, statutory audits of the financial statements of the Company's insurance subsidiaries, issuance of comfort letters and consents, and assistance with review of documents filed with the SEC.

(2)
Audit Related Fees include fees paid by the Company for assurance and related services provided by PricewaterhouseCoopers LLP not included in Audit Fees, including audits of employee benefit plans and consultation concerning financial accounting and reporting standards.

(3)
Tax Fees include fees paid by the Company for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.

(4)
All Other Fees include fees paid by the Company for services provided by PricewaterhouseCoopers LLP, other than the services reported above, for use of certain computer software owned by PricewaterhouseCoopers and used as a research tool.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between the Company and its independent auditors. PricewaterhouseCoopers LLP's engagement to conduct the audit of the Company was approved by the Audit Committee on October 15, 2003. Additionally, each permissible non-audit engagement or relationship between the Company and PricewaterhouseCoopers LLP entered into since February 25, 2003 has been reviewed and approved by the Audit Committee, as provided in its charter.

We have been advised by PricewaterhouseCoopers LLP that substantially all of the work done in conjunction with its audit of the Company's financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to make a statement, if they desire, and to be available to respond to appropriate questions.

CHIEF EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN

(PROPOSAL 3)

On February 25, 2004 the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2004 Chief Executive Officer Short Term Incentive Plan (hereinafter the "Plan"). The purpose of the Plan is to enable the Company and its subsidiaries to attract and retain its Chief Executive Officer by providing bonus compensation based upon certain performance criteria detailed in the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

The Plan is attached as Appendix B to this Proxy Statement. Shareholders are urged to read the Plan in its entirety.

The Plan grants certain discretion to the Compensation Committee of the Board of Directors to award an annual bonus to the Company's Chief Executive Officer ("CEO") based upon the Company reaching certain objective performance goals for such year ("the Plan Year"). These goals are established by the Compensation Committee during the first quarter of the Plan Year, subject to the approval of the Board of Directors. The Compensation Committee is required to certify that the performance goals have been met. Any annual bonus is subject to a maximum of $5,000,000. The Compensation Committee shall have the authority to recommend a reduction, but not an increase, of any bonus earned by the Chief Executive Officer for any Plan Year.

The Company expects that approval of the Plan will enable it to deduct, in compliance with Section 162(m) of the Internal Revenue Code, certain CEO annual compensation excess of $1,000,000.

2004 STOCK OPTION PLAN

(PROPOSAL 4)

On March 29, 2004, the Board of Directors approved the 2004 Stock Option Plan (the "Plan") for submission to the shareholders at the Annual Meeting. The Plan will be effective as of May 27, 2004, contingent upon approval by the shareholders. A copy of the Plan is attached to this Proxy Statement as Appendix C.

The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate employees of the Company by providing for or increasing the proprietary interests of such individuals in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan will supersede the Company's existing 1995 Stock Option Plan (the "1995 Plan"). On and after the Plan's May 27th, 2004 effective date, no further grants will be made under the 1995 Plan, which will remain in effect only as to outstanding awards under it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

Any employee of the Company or any of its subsidiaries, including any employee director of the Company, who possesses a capacity to contribute in substantial measure to the success of the Company will be eligible to be considered for the grant of stock options (referred to as "Awards") under the Plan. Any director of the Company who is not an employee (a "Nonemployee Director") automatically will receive certain grants of stock options (referred to as "Nonemployee Director Options"), but otherwise will not be eligible for grants under the Plan. As of the date of this proxy statement, approximately 220 employees and 10 Nonemployee Directors would qualify as eligible participants under the Plan.

The Plan will provide for the grant of both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). All Nonemployee Director Options will be NQSOs. As to employees, future Awards under the Plan will be discretionary so that it is impossible to determine who will receive awards and in what amounts in the event the Plan is approved. As to Nonemployee Directors, the following table shows the Nonemployee Director Options that would be granted under the Plan, if approved, during calendar year 2004, based on the closing price of a share of the Company's common stock as reported on the New York Stock Exchange as of April 6, 2004:

Non-Employee Director Name	Dollar Value of Grant(s)	Number of Shares of Common Stock

John B. De Nault III	$58,600	4,000
Carlene M. Ellis	$58,600	4,000
R. Scott Foster, MD	$58,600	4,000
Roxani M. Gillespie	$58,600	4,000
Jeffrey L. Hayman	$58,600	4,000
Phillip L. Isenberg	$58,600	4,000
James P. Miscoll	$58,600	4,000
Keith W. Renken	$58,600	4,000
Robert M. Sandler	$58,600	4,000
Howard I. Smith	$58,600	4,000

The total number of shares of the Company's common stock that may be issued pursuant to the exercise of all Awards and Nonemployee Director Options granted under the Plan is (i) 4,000,000, plus (ii) the number of shares of common stock that were authorized but not made subject to awards under the 1995 Plan, plus (iii) the number of shares of common stock that were subject to outstanding awards under the 1995 Plan to the extent that such awards expire, are terminated, are cancelled, or are forfeited for any reason without common stock being issued. Of this total number, no more than 6,000,000 shares of common stock may be issued pursuant to the exercise of ISOs granted under the Plan. The number of shares of common stock that can be made subject to Awards to any one employee per calendar year is 800,000, and the number of shares of common stock that can be made subject to Nonemployee Director Options to any one Nonemployee Director per calendar year is 4,000. Shares of common stock attributable to all or any portion of any Award or Nonemployee Director Option that expires, is cancelled, or otherwise is terminated (other than by exercise) will not be counted against the limits described above. Additionally, each of the limits described above may be adjusted equitably to accommodate a change in the capital structure of the Company. Otherwise, no repricing of Awards or Nonemployee Director Options under the Plan will be permitted. As of April 6, 2004, the per share closing price of the Company's common stock as reported on the New York Stock Exchange was $14.65.

The Plan will be administered by the a committee of the Board of Directors (the "Committee"), which will be comprised of at least two individuals who are both "Non-Employee Directors" within the meaning of Rule 16b of the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). While the material provisions of Nonemployee Director Options are set in the Plan, as described below, and cannot be changed, the Committee will have broad discretion to determine the terms and conditions of Awards made under the Plan to employees. The Committee also, within certain limits set forth in the Plan, will have discretion to amend or terminate the Plan. Unless terminated sooner, the Plan will be effective until the tenth anniversary of its effective date.

Awards

The terms and conditions of Awards granted under the Plan will be set forth in individual grant agreements, subject to the following limitations. The exercise price per share of an Award will not be less than the fair market value per share of the Company's common stock on the date the Award is granted. Agreements evidencing Awards that are intended to qualify as ISOs are required to contain all the terms required under Section 422 for the Award to so qualify.

Nonemployee Director Options

Each year, on the day of the annual meeting of shareholders of the Company at which directors of the Company are elected, each Nonemployee Director automatically will be granted a Nonemployee Director Option to purchase 4,000 shares of the Company's common stock. In addition, each Nonemployee Director automatically will be granted a Nonemployee Director Option to purchase 4,000 shares of the Company's common stock upon his or her appointment to the Board of Directors. These grants, however, are limited by the requirement that no one Nonemployee Director can receive Nonemployee Director Options with respect to more than 4,000 shares of common stock per calendar year. If, on any date that Nonemployee Director Options are granted, there are insufficient shares of common stock remaining for issuance under the Plan in order to grant each Nonemployee Director an option with respect to the full 4,000 shares apiece, each Nonemployee Director instead will receive a Nonemployee Director Option for a reduced, pro rata number of shares.

Nonemployee Director Options vest fully on the first anniversary of the date they are granted, but only if the optionee still is a Nonemployee Director at that time. Nonemployee Director Options expire on the sooner of (i) the first anniversary of the date on which the optionee ceases to be a Nonemployee Director; or (ii) the tenth anniversary of the grant date. Notwithstanding these provisions, Nonemployee Director Options will terminate immediately upon certain events described in the Plan, such as a dissolution or liquidation of the Company, or a sale of all or substantially all of the property or assets of the Company, or certain reorganizations and mergers of the Company.

Nonemployee Director Options generally are not transferable, and are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. However, Nonemployee Directors may, subject to requirements imposed by the Committee, designate a beneficiary to whom the Nonemployee Director Options or the shares of the Company's common stock subject to the Nonemployee Director Options will be transferred in the case of death.

The Plan is intended to meet the requirements of Section 162(m) of the Code, so that any compensation granted under the plan that, when combined with other compensation paid to the same individual during a fiscal year, exceeds $1 million, will be deductible by the

Company (provided the other requirements of Section 162(m) are met). The restrictions under Section 162(m) apply only to the Company's Chief Executive Officer or any other of the top four highest paid executive officers.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options.    A participant generally will not realize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the participant will recognize ordinary income equal to the difference between the fair market value of the Common Stock being purchased and the exercise price. The Company generally will be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant. If the participant exercises a NQSO and subsequently sells the option shares, any appreciation will be taxed as capital gain in an amount equal to the excess of the sales proceeds for the option shares over the participant's basis in the option shares. The participant's basis in the option shares generally will be the exercise price plus the amount included in the participant's ordinary income upon exercise.

Incentive Stock Options.    In general, a participant will have no income tax consequences at the time of grant or exercise of an ISO (except for purposes of computing liability for alternative minimum tax, if any). Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized by the participant in excess of the exercise price paid will be taxed to him or her as capital gain. If the holding period requirements are not satisfied, at the time the underlying stock is sold (a "disqualifying disposition") the participant will recognize ordinary income equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and also will realize capital gain (if any) equal to the excess of the sales proceeds for the option shares over the participant's basis in the option shares. The participant's basis in the option shares generally will be the exercise price plus the amount included in the participant's ordinary income upon exercise. The Company will be entitled to a deduction on account of an ISO only if there is a disqualifying disposition. In that case, the Company will be entitled to a deduction in the amount of ordinary income realized by the participant.

While the exercise of an ISO does not result in current taxable income, there are implications with regard to the alternative minimum tax ("AMT"). The "spread" between the exercise price of an ISO and the fair market value of the underlying stock at the time of exercise will be considered as part of AMT income for the year in which the option is exercised. If, however, a disqualifying disposition occurs in the year in which the option is exercised, the gain on the disposition of the ISO stock, rather than the "spread," is the amount that will be considered as part of AMT income. Should there be a disqualifying disposition in a year other than the year of exercise, the ordinary income element on the disqualifying disposition will not be considered income for AMT purposes, but the capital gain element will be either short- or long-term capital gain for AMT purposes. The basis of the ISO stock for determining gain or loss for AMT purposes will be the exercise price for the ISO stock plus the amount already treated as income for AMT purposes at the time of exercise.

Withholding Taxes. The Company generally will be entitled to withhold any required tax in connection with the exercise or payment of any Award or Nonemployee Director Option, and may require the participant to pay such tax as a condition to exercise of an award.

SHAREHOLDERS PROPOSALS
AT 2005 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder desires to present a proposal at the Annual Meeting of Shareholders of the Company for the year 2005, such proposal must conform with all of the requirements of

Rule 14a-8, paragraphs (a), (b), and (c) under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367 no later than January 19, 2005. In addition, if shareholders wish to present other matters for action at the 2005 annual meeting of shareholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934), the Company must receive such notice at the address noted above no earlier than April 4, 2005 and no later than May 5, 2005.

ADDITIONAL INFORMATION

The Annual Report to Shareholders for the year ended December 31, 2003 is being mailed to the shareholders along with this Proxy Statement.

The Company will provide without charge on request a copy of 21st Century Insurance Group's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The request may be directed to the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

Any shareholder interested in communicating with members of the Board of Directors may send written communications to the Board of Directors or any of the Directors to the attention of the Corporate Secretary. The e-mail address, mailing address and telephone number are available on the Company web site (www.21st.com). Communications, including suggestions of nominees eligible to become members of the Board of Directors, are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

OTHER BUSINESS

The Company is unaware of any matter to be acted upon at the meeting by shareholder vote except the election of directors, ratification of the appointment of independent accountants, and approval of the Chief Executive Officer Short Term Incentive Plan and the 2004 Stock Option Plan. In the case of any matter properly coming before the meeting for shareholder vote, the proxyholders named in the proxy accompanying this statement shall vote shares held by them in accordance with their best judgment.

APPENDIX A

21ST CENTURY INSURANCE GROUP
DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the New York Stock Exchange ("NYSE") listing standards, a director shall be deemed to have a material relationship(1) with 21st Century Insurance Group and its affiliates ("21st") and shall not be considered "independent" until three years after the end of any of the following relationships with 21st:

  •
  A director who is employed by 21st or AIG(2) or has an immediate family member(3) employed as an executive officer of 21st.(4)

  •
  A director who receives, or has an immediate family member who receives, more than $100,000 per year in direct compensation from 21st or AIG, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of 21st or AIG.

  •
  A director who is affiliated with or employed by, or who has an immediate family member affiliated with or employed in a professional capacity by, a present or former internal or external auditor of 21st.

  •
  A director who is employed, or has an immediate family member who is employed, as an executive officer of another company(5) where any of 21st's present executives serves on that company's compensation committee.

  •
  A director who is currently employed, or has a family member currently employed as an executive officer, by a for-profit company that makes payments to or receives payments from 21st for property or services in an amount that exceeds, in any single fiscal year, the greater of $1 million or 2% of the other company's consolidated gross revenues.

(1)
Such relationship may be either direct or as a partner, shareholder or officer of an organization that has relationship with 21st.

(2)
"AIG" shall refer to American International Group, Inc. and its consolidated subsidiaries.

(3)
"Immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director's home. When applying the relevant look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

(4)
Employment or compensation received by a director for former service as an interim chairman or CEO does not need to be considered as a factor by the board in determining independence under this test.

(5)
"Executive officer" shall refer to such entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

A-1

The following relationships and transactions shall not be deemed material for purposes of the NYSE listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in these standards shall not create a presumption that the director is or is not "independent".

  •
  A relationship arising solely from a director's status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from 21st or AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company's consolidated gross revenues for the fiscal year in which the payments were made (based on the other company's most recently available financial statements).

  •
  A relationship arising solely from director's ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with 21st or AIG.

  •
  A relationship arising solely from a director's position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with 21st or AIG or receives contributions from 21st, AIG or the Starr Foundation.

  •
  A relationship arising solely from a director's affiliation with a charitable organization as an executive officer that receives contributions from 21st, AIG or The Starr Foundation, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the organization's consolidated gross revenues for the charitable organization's most recent fiscal year for which financial statements are publicly available.

  •
  The ownership by a director of equity securities of 21st or AIG.

  •
  Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

  •
  Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

In addition to satisfying all of the independence criteria set forth above, all members of the Audit Committee must also meet the following requirements:

  •
  Director's fees are the only compensation that members of the Audit Committee may receive from the Company or AIG. Audit Committee members may not receive consulting, advisory or other compensatory fees from the Company or AIG (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board).

  •
  No member of the Audit Committee may be an "affiliated person" of the Company, any of its subsidiaries, or AIG, as such term is defined by the Securities and Exchange Commission.

A-2

APPENDIX B

21ST CENTURY INSURANCE GROUP
CHIEF EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN

PURPOSE

The 21st Century Insurance Group Chief Executive Officer Short Term Incentive Plan (the "Plan") is an annual incentive compensation plan designed to focus the CEO on various pre-established corporate performance goals, business challenges and opportunities for each fiscal year. While each year's annual results should be maximized, it should be done in context with the steady, long-term development of 21st Century and its franchise with consumers. The Plan is intended to preserve 21st Century's corporate tax deduction for bonus compensation paid to executive officers by meeting the qualified performance-based compensation provisions under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

SECTION I    ELIGIBILITY AND PARTICIPATION PERIOD

Section 1.1 Participation in the Plan will be limited to the Chief Executive Officer of 21st Century Insurance Group ("Company"). Based upon the Compensation Committee's determination and subject to a retirement/ termination and promotion/new hire, participation of more than one chief executive officer within the same Plan Year is possible.

SECTION II    PLAN YEAR AND PERFORMANCE

Section 2.1 The Plan Year shall be the Company's fiscal year, which is currently the calendar year.

Section 2.2 The Compensation Committee shall establish in writing, within 90 days of the beginning of each Plan Year, one or more of the following specific performance goals: net income, combined loss and expense ratio, increase in written premium, stock price, earnings per share, book value, expansion of geographic and/or product markets, dividends, investment income, and return on equity.

SECTION III    CERTIFICATION OF PERFORMANCE GOALS AND PAYMENT

Section 3.1 As soon as practicable after each Plan Year, the Compensation Committee shall evaluate actual performance in comparison to the established performance goals and certify in writing to what extent such goals have been attained. Based on attained performance, the Compensation Committee shall compute the amount of Short Term Incentive Compensation ("STI") to be paid. The Compensation Committee shall have no discretion to increase the amount of the STI to be paid but may reduce the amount of such payment based on the CEO's performance or any other factors considered material to the purpose or administration of the Plan.

Section 3.2 The STI award shall be paid or payable by the Company in cash or stock as soon as practicable after certification pursuant to Section 3.1.

Section 3.3 An STI award that would have otherwise been payable to a participant who is not employed by the Company or a subsidiary or affiliate as of the last day of the Plan Year, may be prorated or may not be paid at all based on rules established by the Compensation Committee.

Section 3.4 The maximum amount of STI award that may be paid to any single participant under the Plan shall not exceed $5,000,000.

B-1

Section 3.5 The Company or any of its subsidiaries may deduct and withhold any applicable payroll taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

SECTION IV    STOCKHOLDER APPROVAL AND OTHER LIMITATIONS

Section 4.1 No STI award shall be approved or paid under the Plan unless and until the material provisions of the plan are approved by the Company's stockholders by a majority of the votes cast in a separate vote on this matter.

Section 4.2 No person shall have a legal claim to an award under the STI.

Section 4.3 Except as required by law, awards are not subject to alienation, transfer, sale, assignment, pledge, encumbrance or levy of any kind. All payments shall be made from general assets of the Company and no participant shall have any claim to any specific assets of the Company.

Section 4.4 Neither the Plan nor any action taken with respect to the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary.

SECTION V    ADMINISTRATION

Section 5.1 The Compensation Committee shall consist solely of three or more members of the Company's Board of Directors who qualify as "outside directors" as defined by Code Section 162(m).

Section 5.2 The Compensation Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

Section 5.3 Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Compensation Committee, the Compensation Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms.

Section 5.4 The Compensation Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons in administering the Plan.

Section 5.5 The Board of Directors of the Company reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Compensation Committee.

Section 5.6 The Company shall indemnify and hold harmless all members of the Compensation Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct.

Section 5.7 The Plan does not constitute an employee benefit plan as defined by the Employee Retirement Income Security Act of 1974 ("ERISA"). The provisions of the Plan shall be construed and interpreted solely in accordance with the laws of the State of California.

B-2

APPENDIX C

21ST CENTURY INSURANCE GROUP
2004 STOCK OPTION PLAN

SECTION 1.    PURPOSE OF PLAN

The purpose of this 2004 Stock Option Plan (the "Plan") of 21st Century Insurance Group (the "Company") is to enable the Company and its subsidiaries to attract, retain and motivate employees of the Company by providing for or increasing the proprietary interests of such individuals in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan is intended to supersede the Company's existing 1995 Stock Option Plan (the "1995 Plan"). On and after the Effective Date, no further grants shall be made under the 1995 Plan, which shall remain in effect solely as to outstanding awards under it.

SECTION 2.    PERSONS ELIGIBLE UNDER PLAN

Any employee of the Company or any of its subsidiaries, including any employee director of the Company (an "Employee"), who in the opinion of the Committee (hereinafter defined) possesses a capacity to contribute in substantial measure to the success of the Company shall be eligible to be considered for the grant of Awards (hereinafter defined) pursuant to Section 3 hereof. Any director of the Company who is not an Employee (a "Nonemployee Director") automatically shall receive Nonemployee Director Options (hereinafter defined) pursuant to Section 4 hereof, but otherwise shall not participate in the Plan.

SECTION 3.    AWARDS

(a)    The Committee (hereinafter defined), on behalf of the Company, is authorized under the Plan to grant options to Employees for the issuance of shares of common stock of the Company ("Common Shares"). The granting of such an option is referred to herein as the grant of an Award.

(b)    No Award shall provide for an exercise price that is less than the Fair Market Value (hereinafter defined) of the underlying Common Shares on the date of grant.

(c)    Subject to the provisions of the Plan, the Committee, in its discretion, shall determine all of the terms and conditions of each Award (which may vary from Award to Award), which terms and conditions shall be set forth in an individual agreement evidencing each such Award. Agreements evidencing Awards that are intended to qualify as "Incentive Stock Options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), shall contain all the terms required under Section 422 for the Award to so qualify.

(d)    Notwithstanding any other provision of the Plan, no person shall be granted an Award and no person shall be entitled to exercise any right with respect to an Award previously granted if such grant or exercise would violate any provision of the charter of the Company, or would violate any term or condition set forth in the agreement evidencing such Award. The Company may require recipients of Awards to make such representations and enter into such covenants as reasonably are deemed necessary in order to ensure that the grant or exercise of rights with respect to Awards will not result in a violation of this Section 3(d).

SECTION 4.    NONEMPLOYEE DIRECTOR OPTIONS

(a)    Each year, on the day of the annual meeting of shareholders of the Company (or any adjournment thereof) at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director automatically shall be granted an option (a "Nonemployee Director Option") to purchase 4,000 Common Shares. Each Nonemployee Director automatically shall be granted a Nonemployee Director Option to purchase 4,000 Common Shares upon appointment to the Board of Directors of the Company (the "Board").

(b)    If, on any date upon which Nonemployee Director Options are to be granted pursuant to this Section 4, the number of Common Shares remaining available for issuance under the Plan is less than the total number of Common Shares that otherwise would be covered by the Nonemployee Director Options as specified in Section 4(a), then a Nonemployee Director Option to purchase a pro rata amount of the remaining Common Shares available for issuance (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

(c)    Each Nonemployee Director Option granted under the Plan shall become exercisable to purchase 100% of the Common Shares subject thereto one year after the Date of Grant of such Nonemployee Director Option if, and only if, the optionee still is a Nonemployee Director at such time.

(d)    Each Nonemployee Director Option that vests pursuant to Section 4(c) shall expire upon the first to occur of the following:

  (i)    The first anniversary of the date upon which the optionee ceases to be a Nonemployee Director; or

  (ii)    The tenth anniversary of the Date of Grant.

(e)    Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares subject thereto.

(f)    Payment in full of the exercise price of any Nonemployee Director Option granted under the Plan shall be made in cash, concurrent with the exercise of such Nonemployee Director Option. Notwithstanding the foregoing, the Committee, at its discretion, may permit a Nonemployee Director Option to be exercised through a "cashless exercise" pursuant to which either (i) the Nonemployee Director delivers to the Company in payment of the exercise price a number of Common Shares already owned by such Nonemployee Director whose Fair Market Value is equal, on the date of exercise, to the exercise price thereof, or (ii) the Nonemployee Director directs the Company to retain that number of Common Shares whose Fair Market Value is equal on the date of exercise to the exercise price, thereby surrendering as payment the portion of the Nonemployee Director Option that covers the retained Common Shares.

(g)    Notwithstanding any other provision in this Section 4, all outstanding Nonemployee Director Options shall terminate immediately upon the first to occur of the following:

  (i)    the dissolution or liquidation of the Company;

  (ii)    a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property or securities not issued by the Company (or any combination thereof) unless the terms of such reorganization, merger or consolidation provide otherwise; or

  (iii)    the sale of all or substantially all of the property and assets of the Company.

(h)    Except as provided in Section 4(i), each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

(i)    Notwithstanding the foregoing provisions of Section 4(h), each Nonemployee Director may provide the Committee with a written designation, in such form as the Committee shall determine, designating a person or persons ("Beneficiary") to whom Nonemployee Director Options and the Common Shares subject thereto may be transferred upon the death of such Nonemployee Director. The Company shall honor each such written designation, provided that the Beneficiary named shall take all steps necessary, as determined by the Committee, to comply with the Plan or with federal or state securities laws or other legal requirements.

SECTION 5.    STOCK SUBJECT TO PLAN

(a)    The aggregate number of Common Shares that may be issued pursuant to the exercise of all Awards and Nonemployee Director Options granted under the Plan is (i) 4,000,000, plus (ii) Common Shares that were authorized but not made subject to awards under the 1995 Plan, plus (iii) Common Shares that were subject to outstanding awards under the 1995 Plan to the extent that such awards expire, are terminated, are cancelled, or are forfeited for any reason without Common Shares being issued, all as subject to adjustment as provided in Section 8 hereof. Notwithstanding the foregoing, the aggregate number of Common shares that may be issued pursuant to the exercise of Awards granted under the Plan that are intended to qualify as Incentive Stock Options is 6,000,000, subject to adjustment as provided in Section 8 hereof.

(b)    Common Shares attributable to all or any portion of any Award or Nonemployee Director Option that expires, is cancelled, or otherwise is terminated (other than by exercise) shall be restored to the Plan and shall not be counted against the limit set forth in Section 5(a).

(c)    In no event shall an Employee be granted Awards with respect to a number of Common Shares that is in excess of 800,000, during any calendar year, and in no event shall any Nonemployee Director be granted Nonemployee Director Options with respect to a number of Common Shares that is in excess of 4,000 per calendar year, in each case subject to adjustment as provided in Section 8 hereof.

SECTION 6.    DURATION OF PLAN

Neither Awards nor Nonemployee Director Options shall be granted under the Plan on or after the tenth anniversary of the Effective Date (as defined herein).

SECTION 7.    ADMINISTRATION OF PLAN

(a)    The Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time), and an "outside director" (within the meaning of Section 162(m) of the Code). This Committee also may serve as the Compensation Committee of the Company.

(b)    Subject to the provisions of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation, the following:

  (i)    adopt, amend and rescind rules and regulations relating to the Plan;

  (ii)    determine which Employees will be granted Awards;

  (iii)    determine the terms and conditions of Awards, including the number of Common Shares issuable pursuant thereto;

  (iv)    determine the terms and conditions of Nonemployee Director Options, other than the terms and conditions specified in Section 4 hereof;

  (v)    determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

  (vi)    interpret and construe the Plan and the terms and conditions of all Awards and Nonemployee Director Options granted hereunder.

(c)    Notwithstanding any provision of the Plan to the contrary, the Committee shall not have authority to reprice outstanding Awards or Nonemployee Director Options through reducing the exercise price thereof, or through amendment, cancellation or replacement of Awards or Nonemployee Director Options.

SECTION 8.    ADJUSTMENTS

If the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, partial or complete liquidation, stock split, reverse stock split or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards and Nonemployee Director Options theretofore granted under the Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Awards and Nonemployee Director Options thereafter granted under the Plan, and (c) the maximum number of Common Shares with respect to which Awards or Nonemployee Director Options may be granted to any Employee or Nonemployee Director, respectively, during any calendar year.

SECTION 9.    AMENDMENT AND TERMINATION OF PLAN

The Committee may amend or terminate the Plan at any time and in any manner, subject to the following limitations:

  (a)    No such amendment or termination shall deprive the recipient of any Award or Nonemployee Director Option theretofore granted under the Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

  (b)    Notwithstanding anything in the Plan to the contrary, no provision of Section 4 shall be amended without the approval of the Committee, the Board, or the shareholders of the Company.

SECTION 10.    FAIR MARKET VALUE

For purposes of the Plan, the "Fair Market Value" of a Common Share on any date shall be, unless determined otherwise by the Committee in good faith, the reported closing price of the Company's common stock on the New York Stock Exchange (or such other principal stock exchange on which the Company's common stock is listed on such date, as applicable), or, if the New York Stock Exchange is not open for business on such date, the reported closing price of the Company's common stock on the next business day.

SECTION 11.    TAX WITHHOLDING

(a)    The Company's obligation to deliver Common Shares upon the exercise of Awards and Nonemployee Director Options is subject to the satisfaction of all applicable Federal, state, and local income and employment tax withholding requirements.

(b)    The Committee may permit, in its discretion, recipients of outstanding Awards and Nonemployee Director Options to elect to have the Company withhold, from the Common Shares otherwise issuable pursuant to such awards, Common Shares with an aggregate Fair Market Value equal to the Federal, state, and local income and employment tax incurred in connection with the acquisition of such Common Shares. Recipients of Awards and Nonemployee Director Options also may be permitted, in the Committee's discretion, to deliver previously acquired Common Shares in satisfaction of such tax. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such tax.

SECTION 12.    EFFECTIVE DATE

The Plan shall be effective May 27, 2004 (the "Effective Date"), provided that it has been approved by such date by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California, or by written consent of a majority of the outstanding Common Shares.

ANNUAL MEETING OF SHAREHOLDERS OF

21ST CENTURY INSURANCE GROUP

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors			2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2004.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O J. B. De Nault, III O C. M. Ellis
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O R. S. Foster, M.D. O R. M. Gillespie O J. L. Hayman O P. L. Isenberg		3.	To approve the proposed 21st Century Insurance Group Chief Executive Officer Short Term Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O B. W. Marlow O J. P. Miscoll O K. W. Renken O R. M. Sandler		4.	To approve the proposed 21st Century Insurance Group Stock Option Plan (the "2004 Stock Option Plan").	☐	☐	☐
		O H. I. Smith		5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
				Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election, "FOR" Items 2, 3 and 4, and in their discretion, to vote upon matters which may properly come before the meeting.
				Directors recommend a vote FOR proposals #1, #2, #3 and #4.
				PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

					PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

21ST CENTURY INSURANCE GROUP

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Robert M. Sandler, Howard I. Smith and Bruce W. Marlow as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of 21st Century Insurance Group held of record by the undersigned on April 6, 2004 at the Annual Meeting of Shareholders to be held at the Walt Disney Concert Hall, Choral Hall, 111 South Grand Avenue, Los Angeles, California 90012 on May 26, 2004 at 10:00 A.M. or any adjournment thereof.

(Continued and to be signed on other side.)

ANNUAL MEETING OF SHAREHOLDERS OF

21ST CENTURY INSURANCE GROUP

May 26, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	ACCOUNT NUMBER
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors			2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2004.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O J. B. De Nault, III O C. M. Ellis
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O R. S. Foster, M.D. O R. M. Gillespie O J. L. Hayman O P. L. Isenberg		3.	To approve the proposed 21st Century Insurance Group Chief Executive Officer Short Term Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O B. W. Marlow O J. P. Miscoll O K. W. Renken O R. M. Sandler		4.	To approve the proposed 21st Century Insurance Group Stock Option Plan (the "2004 Stock Option Plan").	☐	☐	☐
		O H. I. Smith		5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
				Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election, "FOR" Items 2, 3 and 4, and in their discretion, to vote upon matters which may properly come before the meeting.
				Directors recommend a vote FOR proposals #1, #2, #3 and #4.
				PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

					PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
21ST CENTURY INSURANCE GROUP NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2004
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT OWNERSHIP
ELECTION OF DIRECTORS (PROPOSAL 1)
NOMINEES FOR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Restricted Shares
Other Compensation
OPTION GRANTS AND EXERCISES IN 2003
Stock Options
DECEMBER 31, 2003 OPTION VALUES
AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2003 OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION
GENERAL COMPENSATION POLICY
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG 21ST CENTURY INSURANCE GROUP, THE S&P 500 INDEX AND THE S&P INSURANCE (PROPERTY-CASUALTY) INDEX
EQUITY COMPENSATION PLAN INFORMATION
RETIREMENT PLANS
RESTRICTED SHARES PLAN
STOCK OPTION PLAN
EXECUTIVE SEVERANCE PLAN
RETENTION AGREEMENTS
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS (PROPOSAL 2)
CHIEF EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN (PROPOSAL 3)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.
2004 STOCK OPTION PLAN (PROPOSAL 4)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.
SHAREHOLDERS PROPOSALS AT 2005 ANNUAL MEETING OF SHAREHOLDERS
ADDITIONAL INFORMATION
OTHER BUSINESS
APPENDIX A 21ST CENTURY INSURANCE GROUP DIRECTOR INDEPENDENCE STANDARDS
APPENDIX B 21ST CENTURY INSURANCE GROUP CHIEF EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN
APPENDIX C 21ST CENTURY INSURANCE GROUP 2004 STOCK OPTION PLAN